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                                                                       EXHIBIT 5


VIA FAX (435) 834-3305
& FEDERAL EXPRESS                                               August 9, 2000
Airbill No. 4053 6487 1132

CONFIDENTIAL

Mr. Bradford R. Rich
Executive Vice President,
Chief Financial Officer and Treasurer
SKYWEST, INC.
444 South River Road
St. George, Utah  84790-2086

     Re:  SkyWest Registration Rights and Related Matters

Dear Mr. Rich:

On behalf of Delta Air Lines, Inc. ("Delta"), I hereby acknowledge receipt of a Notice of Registration and Preemptive Rights dated July 25, 2000 (the "Notice"). Capitalized terms set forth in this letter without definition shall have the meaning set forth in the Notice.

Pursuant to our telephone conversation yesterday, and in consideration of Delta declining to participate in the offering outlined in the Notice, the parties have agreed to amend the Option Agreement as follows: (1) Section 5.5, "Right of First Refusal", is eliminated in its entirety; and (2) Section 5.3(a), "Registration Rights--Demand Rights", is amended (a) to delete the requirement that Delta seek the Company's approval with respect to the selection of a managing underwriter or underwriters; and (b) to provide that in the event Delta elects to exercise its demand registration rights, the Company shall use its best efforts to cooperate and assist Delta in its marketing of any shares to be sold pursuant to Section 5.3(a), including, without limitation, participation by the Company's senior management in one or more road show presentations at Delta's request. In addition, the Company agrees to remove or instruct its transfer agent to remove the restrictive legend placed on Delta's shares of Common Stock pursuant to Section 8.5 of the Option Agreement, and to reissue such share certificates in the name of Delta or its designee. Please acknowledge your agreement to these terms on the signature page of this letter.

Subject to the foregoing, Delta hereby advises the Company that with respect to any registration rights which Delta may have pursuant to Section 5.3 of the Option Agreement:


              (Initials)      Delta hereby requests that ___________ shares
--------------                of Common Stock held by Delta be included for
                              sale in the Offering: or
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/s/ MMB    (Initials)              Delta hereby declines to participate in the
-----------                        offering and waives any and all registration
                                   rights it may have under the Option Agreement
                                   with respect to the Offering.

Delta further advises the Company that with respect to any preemptive rights which Delta may have pursuant to Section 5.4 of the Option Agreement:

           (Initials)              Delta hereby notifies the Company of its
-----------                        desire to acquire that number of shares of
                                   Common Stock which, when added to the shares of Common Stock currently owned by Delta, will provide Delta with the number of votes equal to Delta's "Current Percent," as such term is defined in Section 5.4 of the Option
                                   Agreement, of the total number of votes
                                   represented by all outstanding voting
                                   securities of the Company, as provided in
                                   Section 5.4 of the Option Agreement; or

/s/ MMB    (Initials)              Delta hereby declines to purchase additional
-----------                        shares of Common Stock and waives any and all
                                   preemptive rights under the Option Agreement
                                   with respect to the Offering.



                                        DELTA AIR LINES, INC.

                                        By: /s/ M. MICHELE BURNS
                                        --------------------------------
                                        (Signature)


                                        M. Michele Burns
                                        --------------------------------
                                        (Name)


Accepted and Agreed To:                 Executive Vice President and
                                        Chief Financial Officer
                                        --------------------------------
SKYWEST, INC.                           (Title)


By:  /s/ BRADFORD R. RICH
--------------------------------
(Signature)

Bradford R. Rich
--------------------------------
(Name)

Executive Vice President, Chief
Financial Officer and Treasurer
--------------------------------
(Title)


--------------------------------
(Date)